SECOND AMENDED AND RESTATED BYLAWS

OF

GREENFIELD GROVES INC.

a NEVADA BENEFIT CORPORATION

SECOND AMENDED AND RESTATED BYLAWS
OF
GREENFIELD GROVES INC.

TABLE OF CONTENTS

ARTICLE I OFFICES AND AGENTS
Section 1. PRINCIPAL OFFICE
Section 2. OTHER OFFICES
Section 3. REGISTERED AGENTS AND REGISTERED OFFICES

ARTICLE II DIRECTORS
Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS
Section 2. NUMBER AND QUALIFICATION OF DIRECTORS
Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS
Section 4. VACANCIES IN THE BOARD
Section 5. REMOVAL OF DIRECTORS
Section 6. COMPENSATION OF DIRECTORS
Section 7. COMMITTEES OF THE BOARD
Section 8. RESIGNATIONS OF A DIRECTOR

ARTICLE III MEETINGS OF DIRECTORS
Section 1. REGULAR MEETINGS OF DIRECTORS
Section 2. SPECIAL MEETINGS OF DIRECTORS
Section 3. NOTICE OF DIRECTORS’ MEETINGS
Section 4. QUORUM AND ACTION BY DIRECTORS
Section 5. PARTICIPATION BY ELECTRONIC COMMUNICATION
Section 6. NOTICE OF ADJOURNMENT OF MEETINGS
Section 7. DIRECTORS’ ACTION WITHOUT A MEETING
Section 8. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED

ARTICLE IV OFFICERS
Section 1. OFFICERS
Section 2. ELECTION OF OFFICERS
Section 3. SUBORDINATE OFFICERS
Section 4. REMOVAL AND RESIGNATION OF OFFICERS
Section 5. VACANCIES IN AN OFFICE
Section 6. CHAIRPERSON OF THE BOARD
Section 7. CHIEF EXECUTIVE OFFICER
Section 8. PRESIDENT
Section 9. VICE PRESIDENT
Section 10. SECRETARY
Section 11. TREASURER

ARTICLE V MEETINGS OF STOCKHOLDERS
Section 1. PLACE OF MEETINGS
Section 2. ANNUAL MEETINGS OF STOCKHOLDERS
Section 3. SPECIAL MEETINGS OF STOCKHOLDERS
Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS
Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS
Section 6. ACTION BY STOCKHOLDERS WITHOUT A MEETING
Section 7. QUORUM FOR MEETINGS OF STOCKHOLDERS
Section 8. CONDUCT OF MEETINGS
Section 9. VOTING BY STOCKHOLDERS
Section 10. FIXING DATE FOR MEETINGS OF STOCKHOLDERS
Section 11. PROXIES
Section 12. ELECTRONIC PARTICIPATION IN MEETINGS OF STOCKHOLDERS

ARTICLE VI CERTIFICATES AND TRANSFER OF SHARES
Section 1. CERTIFICATES FOR SHARES
Section 2. TRANSFER AGENTS AND REGISTRARS
Section 3. REGISTERED STOCKHOLDERS
Section 4. TRANSFER ON STOCK LEDGER
Section 5. RECORD DATE
Section 6. LEGENDS
Section 7. LOST OR DESTROYED CERTIFICATES

ARTICLE VII RECORDS, FILINGS, CHECKS, CONTRACTS AND DISTRIBUTIONS
Section 1. RECORDS
Section 2. INSPECTION OF BOOKS AND RECORDS
Section 3. ANNUAL FILINGS
Section 4. CHECKS, DRAFTS, ETC.
Section 5. EXECUTION OF CONTRACTS
Section 6. DISTRIBUTIONS

ARTICLE VIII AMENDMENTS TO BYLAWS AND CONSTRUCTION
Section 1. AMENDMENT OF BYLAWS BY STOCKHOLDERS
Section 2. AMENDMENT OF BYLAWS BY DIRECTORS
Section 3. RECORD OF AMENDMENTS
Section 4. CONSTRUCTION AND INTERPRETATION

ARTICLE IX MISCELLANEOUS
Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
Section 2. CORPORATE SEAL
Section 3. FISCAL YEAR AND ACCOUNTING METHOD
Section 4. OTHER TAX ELECTIONS
Section 5. REPRESENTATION OF SHARES IN OTHERS
Section 6. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION
Section 7. INVALID PROVISIONS

SECOND AMENDED AND RESTATED BYLAWS
OF
GREENFIELD GROVES INC.

ARTICLE I
OFFICES AND AGENTS

Section 1. PRINCIPAL OFFICE.

The principal office of the Corporation (the “Corporation”) shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 2. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

Section 3. REGISTERED AGENTS AND REGISTERED OFFICES.

The Corporation shall have and maintain a registered agent and registered office located within the State of Nevada and within all other states in which it is required by applicable law. The registered agent of the Corporation shall be as set forth in the Corporation's articles of incorporation, as amended or restated (the "Articles of Incorporation") and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the "Board of Directors") may at any time change the Corporation's registered agent or office by making the appropriate filing with the Nevada Secretary of State.

ARTICLE II
DIRECTORS

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of the applicable corporation laws of the State of Nevada, including the provisions of Chapter 78 and Chapter 78B of the Nevada Revised Statutes (the “Corporation Law” or the “Nevada Corporation Law”) and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Directors of the Board (a “Director”) must be natural persons at least 18 years of age, and need not be Stockholders of the Corporation.

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

The number of Directors shall be at least one (1) and not more than seven (7), provided that the maximum number may be increased or decreased from time to time by an amendment to these Bylaws. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected by a plurality of the votes cast at each annual meeting of the Stockholders to hold office until the next annual meeting.  If for any reason Directors are not elected by action by written consent of the Stockholders pursuant to Nevada Revised Statutes Section 78.320 or at the annual meeting of the Stockholders, they may be elected at any special meeting of the Stockholders which is called and held for that purpose.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until such Director’s earlier death, resignation or removal.

Section 4. VACANCIES IN THE BOARD.

Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified.

Section 5. REMOVAL OF DIRECTORS.

Any or all of the directors, or a class of directors, may be removed at any time, with or without cause, at a special meeting of Stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

If a director is elected by the holders of a class or series of shares, only the vote of the Stockholders of such class or series, and not the votes of the outstanding shares as a whole, shall be required to remove the director.

Section 6. COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum, equity issuances and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 7. COMMITTEES OF THE BOARD.

The Board of Directors, by resolution adopted by a majority of the Directors, may establish one or more committees, each consisting of one or more Directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Corporation Law.

The provisions of these Bylaws governing meetings of Directors, notices of meeting, waiver of notice, quorum and voting shall apply to meetings of a committee.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 8. RESIGNATION OF A DIRECTOR.

Any Director may resign effective upon giving written notice to the Chairperson of the Board, the Chief Executive Officer, the Board of Directors of the Corporation or as otherwise allowed under the Corporation Law, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III
MEETINGS OF DIRECTORS

Section 1. REGULAR MEETINGS OF DIRECTORS.

A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of Stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 2. SPECIAL MEETINGS OF DIRECTORS.

Special meetings of the Board of Directors may be called by the entire Board of Directors, its Chairperson, any two Directors, or the Chief Executive Officer or President of the Corporation.

Section 3. NOTICE OF DIRECTORS’ MEETINGS.

All meetings of the Board of Directors shall be held upon not less than two days' written notice stating the purpose or purposes of the meeting, and the date, place (if any), and time of the meeting, and the means of any electronic communication by which Directors may participate in the meeting. Notice may be given to each Director personally, by mail, by electronic transmission if consented to by the Director, or by any other means of communication authorized by the Director.

A Director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A Director's participation or attendance at a meeting shall constitute a waiver of notice, except where the Director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 4. QUORUM AND ACTION BY DIRECTORS.

A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The Directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the Directors present at that meeting.

The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 5. PARTICIPATION BY ELECTRONIC COMMUNICATION.

Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, telecommunications, or other available technology if the Corporation implements reasonable measures to:

(a)	Verify the identity of each Director participating by electronic communication.
(b)	Provide the Directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 6. NOTICE OF ADJOURNMENT OF MEETINGS.

A majority of the Directors present at a meeting, whether or not constituting a quorum, may adjourn the meeting to another time and place.  Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within any twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 7. DIRECTORS’ ACTION WITHOUT MEETING.

Any action required or permitted by the Nevada Corporation Law to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent thereto describing the action and deliver it to the Corporation to be filed with the minutes of the proceedings of the Board of Directors or committee thereof.

Section 8. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED.

In the event only one (1) Director is required by the Bylaws or Articles of Incorporation, any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

ARTICLE IV
OFFICERS

Section 1. OFFICERS.

The Officers of the Corporation (an “Officer”) shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

Section 2. ELECTION OF OFFICERS.

The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 of this Article IV relating to appointment of subordinate Officers or Section 5 of this Article IV relating to vacancies, shall be chosen annually by the Board of Directors. Each Officer shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. SUBORDINATE OFFICERS.

The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors.  Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Section 5. VACANCIES IN AN OFFICE.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. CHAIRPERSON OF THE BOARD.

The Chairperson of the Board, if such an Officer be appointed by the Board of Directors, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as usually pertain to the office of the Chairperson as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws.

Section 7. CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairperson of the Board, if there be such an Officer, the Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation. She or he shall preside at all meetings of the Stockholders and in the absence of the Chairperson of the Board, or if there be none, at all meetings of the Board of Directors. The Chief Executive Officer shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. PRESIDENT.

The President shall be subject to the general supervision, direction and control of the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Chief Executive Officer, the Board of Directors or the Bylaws.

Section 9. VICE PRESIDENT.

In the absence or disability of the President, the Vice President, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Chief Executive Officer, the President, the Board of Directors or the Bylaws.

Section 10. SECRETARY.

The Secretary shall have the following duties:

(a)
Book of Minutes.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

(b)
Record of Stockholders.  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

(c)
Notice of Meetings.  The Secretary shall give, or cause to be given, notice of all the meetings of the Stockholders and of the Board of Directors required by the Bylaws or by law to be given. He or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

(d)
Other Duties. The Secretary shall keep the seal of the Corporation, if any, in safe custody. The Secretary shall have the responsibility for preparing minutes of meetings of the Directors and meetings of Stockholders and authenticating records of the Corporation. The Secretary shall have such other powers and perform such other duties as prescribed by the Chief Executive Officer, the President, the Board of Directors or the Bylaws.

Section 11.  TREASURER.

The Treasurer shall be the principal financial Officer (and may be referred to as the Chief Financial Officer) and shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the President, the Board of Directors, or the Bylaws.

ARTICLE V
MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS.

Meetings of the Stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the Stockholders may be held solely by means of electronic communication in accordance with Section 12.

Section 2. ANNUAL MEETINGS OF STOCKHOLDERS.

An annual meeting of Stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting. Failure to hold the annual meeting of Stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 3. SPECIAL MEETINGS OF STOCKHOLDERS.

Special meetings of Stockholders may be called by the Board of Directors, any two directors, or the Chief Executive Officer or President of the Corporation. The only business which may be conducted at a special meeting of Stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Stockholders entitled to vote thereat.  The notices shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or the Chief Executive Officer or President.

The notices shall be given personally or by mail or other means of written communication allowed under the Corporation Law, including by personal delivery, first class mail, facsimile, E-mail, or other form of electronic transmission, and shall be sent to the Stockholder's address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice, and in the absence thereof, as provided under the Corporation Law.

Notice of any meeting of Stockholders shall specify the place, the day and the time of meeting, the means, if any, of electronic or remote participation by which a Stockholder may participate and be considered present and eligible to vote, and (1) in case of a special meeting, the general nature of the business to be transacted (and no other business may be transacted), or (2) in the case of an annual meeting, those matters which the Board, at the date of mailing, intends to present for action by the Stockholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by management for election.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.  The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.

A Stockholder may in writing waive any notice of meeting before or after the date of meeting stated in the notice.  The transactions of any meeting of Stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance at the meeting of Stockholders shall constitute a waiver of notice of the meeting, unless objection shall be made at the beginning of the meeting to holding the meeting.

Section 6. ACTION BY STOCKHOLDERS WITHOUT A MEETING.

Any action required or permitted by the Nevada Corporation Law to be taken at a meeting of Stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by Stockholders holding a majority of the voting power of the Corporation or, if a different proportion is required by the Articles of Incorporation, these Bylaws or the Nevada Corporation Law, the proportion of voting power required to take such action at a meeting of Stockholders.

Section 7. QUORUM FOR MEETINGS OF STOCKHOLDERS.

At each meeting of Stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person or by proxy, including by means of electronic communication, of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of Stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes. If any class or series of shares is permitted or required to vote separately on any action, the presence in person or by proxy, including by means of electronic communication, of a majority of the voting power of such class or series constitutes a quorum for the transaction of business.

Section 8. CONDUCT OF MEETINGS.

The holders of a majority of the voting power represented in person or by proxy, including by means of electronic communication, at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the Stockholders. At every meeting of the Stockholders, the Chief Executive Officer or President, or in his or her absence or inability to act, the Treasurer, or in his or her absence or inability to act, a Director or other Officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 9. VOTING BY STOCKHOLDERS.

Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders, except as otherwise provided by these Bylaws or to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation (including the designation of a class or series of stock thereunder), these Bylaws, or the Nevada Corporation Law:

(a)	If a quorum exists, action other than the election of Directors is approved if the votes cast in favor of the action exceed the votes cast against the action.
(b)
If a quorum exists of any class or series permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of that class or series votes in favor of the action.

Stockholders are prohibited from cumulating their votes in any election of Directors of the Corporation, unless otherwise required by applicable law.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 10. FIXING DATE FOR MEETINGS OF STOCKHOLDERS.

For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be more than 60, or less than 10, days before the meeting of Stockholders. A determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than 60 days after the original meeting of Stockholders.

Section 11. PROXIES.

A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or the Stockholder's attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the Stockholder's original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a)
One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the Stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b)
The Stockholder executing the original written proxy revokes the proxy by attending a Stockholders' meeting and voting its shares in person, in which case any votes cast by that Stockholder's previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 12. ELECTRONIC PARTICIPATION IN MEETINGS OF STOCKHOLDERS.

Stockholders and Proxyholders may participate in a meeting of Stockholders by means of a telephone conference or any similar method of interactive electronic communication or transmission by which all persons participating in the meeting can hear and speak to each other.  Participation by such means constitutes presence in person at the meeting.

Unless otherwise restricted by the Articles of Incorporation or Bylaws, the Board of Directors may hold a meeting of Stockholders conducted solely by means of remote communication.  Subject to any guidelines and procedures adopted by the Board of Directors, Stockholders and Proxyholders not physically present at a meeting of Stockholders may participate in the meeting by means of remote communication and are considered present in person and may vote at the meeting if the Corporation implements reasonable measures to: (a) verify the identity of each person participating through such means as a Stockholder or Proxyholder; and (b) provide each Stockholder and Proxyholder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with the proceedings.

If any Stockholder or Proxyholder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

ARTICLE VI
CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporation Law. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a)	The name of the Corporation and that it is organized under the laws of Nevada.
(b)	The name of the person to whom the certificate is issued.
(c)	The number of shares represented by the certificate.
(d)	Any restrictions on the transfer of the shares, such statement to be conspicuous.
(e)
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights shall be set forth in full, summarized or otherwise referred to on the face or back of the certificate.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 2 TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 3 REGISTERED STOCKHOLDERS.

The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its Officers, Directors, Employees, or Agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 4. TRANSFER ON STOCK LEDGER.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. RECORD DATE.

In order that the Corporation may determine the Stockholders entitled to notice of any meeting, any adjournments of a meeting for which notice is required, to vote at any meeting, give written consent or dissent to action without meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or date of payment nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

Unless the Articles of Incorporation or the Corporation Law provide otherwise, the record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given by delivery to the registered office of the Corporation in the State of Nevada.

Unless the Articles of Incorporation or the Corporation Law otherwise provides, the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day, prior to the date of such other action, whichever is later.

Section 6. LEGENDS.

In the event any shares of this Corporation are issued pursuant to a permit or registration or exemption therefrom requiring the imposition of one or more restrictive legends, the person or persons issuing or transferring said shares shall make sure said legend(s) appear on the certificate and shall not be required to transfer any shares free of such legend(s) unless an amendment to such permit or registration or exemption therefrom, or a new permit or registration or exemption therefrom be first issued, so authorizing such a deletion.

Section 7. LOST OR DESTROYED CERTIFICATES.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII
RECORDS, FILINGS, CHECKS, CONTRACTS AND DISTRIBUTIONS

Section 1. RECORDS.

The Corporation shall maintain adequate, appropriate, complete and correct accounts, books and records of its business and properties including financial statements.  The Corporation shall maintain a copy of the Articles of Incorporation certified as filed by the Secretary of State and all amendments thereto, a copy of the Bylaws certified by an Officer of the Corporation and all amendments thereto, resolutions adopted by the Board of Directors (and the committees thereof) including but not limited to those creating one or more classes or series of shares and fixed relative rights, preferences and limitations, minutes of all meetings of Stockholders, records of all actions taken by Stockholders without meeting, a stock ledger reflecting the original issuance of shares, revised at least annually, and a current list of its Stockholders showing number of shares of each class and series held and place of residence, if known, of each Stockholder, names and addresses of current Directors and Officers, annual report most recently filed with the Secretary of State, financial statements for the past three years and tax returns for the past six years.

Section 2. INSPECTION OF BOOKS AND RECORDS.

All records described in Section 1 above shall be open to inspection and available for the making of photocopies and extracts therefrom to Directors and Stockholders.

Section 3. ANNUAL FILINGS.

If required by the Corporation Law, the Corporation shall periodically file a statement, list, or registration with the Secretary of State with any fees required.

Section 4. CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF CONTRACTS.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. DISTRIBUTIONS.

The Board of Directors may authorize, and the Corporation may make, distributions to its Stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Corporation Law.

For the purpose of determining Stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a record date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII
AMENDMENTS TO BYLAWS AND CONSTRUCTION

Section 1. AMENDMENT OF BYLAWS BY STOCKHOLDERS.

Subject to the Corporation Law and the Articles of Incorporation, replacement Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the voting power; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. AMENDMENT OF BYLAWS BY DIRECTORS.

Subject to the Corporation Law and the Articles of Incorporation, and except as otherwise prohibited by any Bylaw adopted by the Stockholders, the Board of Directors may adopt, amend or repeal the Bylaws, including Bylaws adopted by the Stockholders.

Section 3. RECORD OF AMENDMENTS.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book or book of Bylaws of the Corporation with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the minute book or the book of Bylaws of the Corporation.

Section 4. CONSTRUCTION AND INTERPRETATION.

Unless the context requires otherwise, the general provisions, rules of construction and definitions of the Corporation Law shall govern the Bylaws. Without limiting the generality of this provision, the singular number includes plural, the plural number includes the singular.  These Bylaws (and any amendments thereto) shall not be construed in a manner inconsistent with the Articles of Incorporation or the applicable provisions of the Corporation Law.  Any provision of the Bylaws that is inconsistent with the Articles of Incorporation or the Corporation Law shall be invalid only to the extent reasonably necessary for the provision to comply with the Articles of Incorporation or Corporation Law as the case may be.

ARTICLE IX
MISCELLANEOUS

Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS.

The liability of the Officers and Directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under the Corporation Law.  The Corporation may provide and maintain insurance on behalf of any person serving as Director or other Officer against any liability asserted against such person.

The Corporation shall, to the fullest extent permitted by the Nevada Corporation Law, indemnify any person who is or was a Director or Officer of the Corporation or is or was serving at the Corporation's request as a director, Officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other entity (each such person, an "Indemnitee") against expenses, including attorneys' fees, costs, judgments, fines, and amounts paid in settlement (collectively “Expenses”), actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee.

The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and agents of the Corporation and other persons as though they were Indemnitees.

The Corporation shall, to the extent permitted by the Nevada Corporation Law, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in this Article IX, Section 1, against Expenses actually and reasonably incurred by the Indemnitee in connection with the defense.

The rights of indemnification set out in this Article IX shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the Directors or Stockholders of the Corporation, or otherwise. The indemnification provided under this Article IX shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

Section 2. CORPORATE SEAL.

The Corporation may have a corporate seal, as may be determined by resolution of the Board of Directors. If a corporate seal is adopted, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the year or date of its incorporation, and the state of incorporation.

Section 3. FISCAL YEAR AND ACCOUNTING METHOD.

The fiscal year and accounting method of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. OTHER TAX ELECTIONS.

The Board of Directors may authorize the Treasurer to prepare and file such other tax elections as the Board of Directors deems appropriate.

Section 5. REPRESENTATION OF SHARES IN OTHERS.

Shares of other Corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairperson of the Board, Chief Executive Officer or President.

Section 6. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporation Law shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7. INVALID PROVISIONS.

If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

CERTIFICATE OF SECRETARY
OF ADOPTION OF SECOND AMENDED AND RESTATED BYLAWS
OF
GREENFIELD GROVES INC.
BY BOARD OF DIRECTORS AND STOCKHOLDERS

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of Greenfield Groves Inc., a Nevada benefit corporation (the “Corporation”), that the foregoing Second Amended and Restated Bylaws were adopted as the Bylaws of the Corporation effective August 3, 2020 by written consent of the Board of Directors and Stockholders of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand on August 3, 2020.

/s/Lindsay Giguiere
Lindsay Giguiere, Secretary